Exhibit 25 (2) (t) under Form N-2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED HERMES PROJECT AND TRADE FINANCE TENDER FUND (“Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to execute any and all instruments which said attorney-in-fact may deem necessary or advisable or which may be required to comply with Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, including any and all reports, forms and other filings pursuant thereto, and specifically to include the filing and effectiveness of the Trust’s Registration Statement(s) on Form N-2 and any and all amendments to the Registration Statement(s) including both pre- and post-effective amendments, to be filed with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE
/s/ J. Christopher Donahue
J. Christopher Donahue	Trustee and President (Principal Executive Officer)	January 1, 2025
/s/ Thomas R. Donahue
Thomas R. Donahue	Trustee	January 1, 2025
/s/ John G. Carson
John G. Carson	Trustee	January 1, 2025
/s/ G. Thomas Hough
G. Thomas Hough	Trustee	January 1, 2025
/s/ Karen L. Larrimer
Karen L. Larrimer	Trustee	January 1, 2025
/s/ Max Miller
Max Miller	Trustee	January 1, 2025
/s/ Frank J. Nasta
Frank J. Nasta	Trustee	January 1, 2025
/s/ Thomas M. O’Neill
Thomas M. O’Neill	Trustee	January 1, 2025
/s/ Madelyn A. Reilly
Madelyn A. Reilly	Trustee	January 1, 2025
/s/ John S. Walsh
John S. Walsh	Trustee	January 1, 2025
/s/ Jeremy D. Boughton
Jeremy D. Boughton	Treasurer (Principal Financial Officer/Principal Accounting Officer)	January 1, 2025